EXHIBIT 10.2

This AMENDMENT AND SUPPLEMENT TO THE DELIVERY AND LICENSE AGREEMENT AND THE SUPPORT AGREEMENT is made as of August     , 2003 (the “Effective Date”) between OM TECHNOLOGY AB, a Swedish corporation with its principal place of business at Norrlandsgatan 31, SE-105 78 Stockholm (“OM Technology”), and International Securities Exchange, Inc., a Delaware corporation with its principal place of business at 60 Broad Street, New York, NY 10004 (“ISE”). OM Technology and ISE are hereinafter referred to collectively as the “Parties” or individually as a “Party”.

W I T N E S S E T H :

WHEREAS, OM Technology and ISE have entered into a certain Delivery and License Agreement, dated as of March 1998, as amended in January 1999 (the “DLA”), and a certain Support Agreement, dated as of March 1998, as amended (the “SA”), pursuant to which OM Technology provides to ISE with a license for, and support of, software systems; and

WHEREAS, in light of certain business and technical factors, the Parties desire to amend and supplement the DLA and the SA pursuant to which OM Technology grants ISE a broadened license to trade certain instruments in the US, as well as the right to expand such license to additional instruments both within the US and outside the US, as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree to amend and supplement the DLA and the SA, and otherwise maintain the DLA and the SA unchanged (except as otherwise agreed to in writing) as follows:

ARTICLE I

Definitions

1.01 Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the DLA or the SA, as the case may be. The following capitalized terms, as used herein, shall have the meanings set forth below.

“Affiliate” shall mean any entity which, partially or completely, owns, is owned by or is under common ownership with a Party to this Addendum and which controls, is controlled by or is under common control with a Party to this Addendum. For purposes of this definition, the term “control” including the correlative meanings of the terms “controlled by” and “under common control with”, as used with respect to either Party, shall be evidenced by ownership of at least 50% of the equity or voting securities of such entity.

“Cash” means any instrument that is not defined as a Derivatives instrument.

“Commodities” means a market for the trading of instruments that represent a physical substance, such as food, grains, energy (oil, natural gas, electricity), and metals.

“Derivatives” mean any instrument that is a contract, agreement, or transaction that:

(a)	Provides, in whole or in part, on a firm or contingent basis, for the purchase or sale of, or is based on the value of, or any interest in, one or more commodities, securities, currencies, interest or other rates, indices, quantitative measures, or other financial or economic interests or property of any kind; or

(b)	Involves any payment or delivery that is dependent on the occurrence or nonoccurrence of any event associated with a potential financial, economic, or commercial consequence; or

(c)	Involves any combination or permutation of any contract, agreement, or transaction or underlying interest, property, or event described in paragraphs (a) or (b) of this section.

For purposes of this definition, derivatives instruments include, but are not limited to options, futures, forwards and warrants. For example, common stock warrants and stock index warrants are equities derivatives; foreign currency warrants are FX derivatives.

“Equities” (also called stocks) means a market for the trading of instruments that represent an ownership position (called equity) in a corporation and represents a claim on its proportional share in the corporation’s assets and profits. In this agreement, unit investment trusts, closed-end funds, preferred stock, stock indexes, American Depository Receipts (ADRs), and Exchange Traded Funds (ETFs) are all classified as equities cash instruments; common warrants are classified as equities derivatives instruments; and convertible bonds, instruments that can be converted from bonds to stock, are classified equities cash instruments.

“Fixed Income” means a market for the trading of instruments that represent a security that pays an interest rate, such as a bond or preferred stock. A bond may be issued by countries, states, cities, corporations and other organizations. However, since preferred stocks are traded primarily on equities exchanges, preferred stock, in this agreement, is classified as an equities cash instrument.

“FX” means a market for the trading of instruments that represent currency.

“Guaranteed Enhancement Fee” shall mean the prepaid fee as set forth in Section 3.03(b) which shall be applied to, and used as payment for, the cost of hours to develop any agreed future enhancements under the SA within five (5) years from Effective Date pursuant to a predefined conversion ratio of 2:1 from license fee to Guaranteed Enhancement Fee.

“Standard Pricing Table” shall have the meaning set forth in Schedule 2.

ARTICLE II

Schedule 1

2.01 Schedule 1 to the DLA is hereby deleted in its entirety and replaced with the Schedule 1 annexed hereto.

ARTICLE III

Broadened License

3.01 Broadened License. Under the terms and subject to the conditions set forth herein, and also in conformance with applicable provisions of Article 5 of the DLA, OM Technology, upon the Effective Date, subject to payment of the fees below, grants ISE, including any of its Affiliates, a broadened license to use the Software Product solely within the Territory for the following instruments, which instruments are also listed on Schedule 1 under the section headed “Licensed Financial Products Under Broadened License”: Equities: cash and derivatives; Fixed Income: derivatives; FX: derivatives; and Commodities: derivatives. (For clarification, the broadened license does not cover the Software Product within the Territory for the following instruments, which instruments were and continue to be licensed under the DLA and are also listed on Schedule 1 under the section headed “Licensed Financial Products Under DLA”: Stock Options, Stock LEAPS Options, Stock Index Options, Stock Index LEAPS Options, and Equity FLEX Options.)

3.02 Terms and Conditions of Broadened License. The broadened license granted pursuant to this Article III shall be governed, in all respects, by the terms and conditions of the DLA, with the following restrictions and subject to the following limitations:

(a) The broadened license is non-exclusive, and the exclusivity provisions set forth in Articles 5.22-5.23 of the DLA do not apply.

(b) The broadened license shall not include a license to trade Japanese government bonds or instruments based on Japanese government bonds until [***].

(c) If ISE acquires a third-party which becomes an ISE Affiliate, and such Affiliate is, in OM’s reasonable opinion, a direct competitor of [***] at the time of the acquisition, then such Affiliate may not trade fixed income instruments or fixed income futures.

(d) For as long as [***] has a valid support agreement with OM Technology, the broadened license shall not include the right to use the CLICK Exchange System in [***] without the prior written approval of [***]. Further restrictions may be applicable on future licenses due to existing agreements OM Technology has with its customers.

(e) [***]

3.03 Consideration for Broadened License. In consideration for the broadened license granted pursuant to this Article III and for guaranteed future enhancements of the Software Product, ISE shall pay OM Technology the fees in this Section 3.03, in accordance with the following. (For clarification, none of the payment obligations of ISE under the DLA, including, but not limited to, Section 10, shall have any applicability whatsoever to the instruments licensed pursuant to the broadened license granted pursuant to this Article III. Further, the amount of all such fees set forth herein are calculated using a [***]% discount to the Standard Pricing Table granted to ISE and a conversion of a portion of the license fee to a Guaranteed Enhancement Fee.)

(a) Up-Front License Fee. ISE shall, upon the Effective Date, pay to OM Technology a one time, broadened license fee of [***]. No other fees, except for those explicitly set forth herein, shall be payable for the Broadened License.

(b) Guaranteed Enhancement Fee. ISE shall, upon the Effective Date, pay to OM Technology a Guaranteed Enhancement Fee of [***], payable over a five year period, as follows:

(i)	ISE shall pay [***] on [***] (where ISE commits to consuming a minimum of [***] worth of hours during the period [***]);

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(ii)	ISE shall pay [***] on [***] (where ISE commits to consuming a minimum of [***] worth of hours during the period [***]);

(iii)	ISE shall pay [***] on [***] (where ISE commits to consuming a minimum of [***] worth of hours during the period [***]);

(iv)	ISE shall pay [***] on [***] (where ISE commits to consuming a minimum of [***] worth of hours during the period [***]); and

(v)	ISE shall pay [***] on [***] (where ISE commits to consuming a minimum of [***] worth of hours during the period [***].

(c) [***]

(d) [***]

3.04 Right to Expand Broadened License to Additional Instruments and Additional Regions. Under the terms and subject to the conditions set forth in Section 3.02, OM Technology, commencing on the Effective Date and continuing until the fifth (5th) anniversary of the Effective Date, subject to payment of the fees set forth below, grants ISE, including any of its Affiliates as well as any third-party in which the ISE holds 25% or more of the equity, the right to expand the broadened license to use the Software Product: (a) to the following additional instruments solely within the Territory, which instruments are also listed on Schedule 1 to the DLA under the section headed “Right to License Financial Products Under Broadened License Inside the Territory”: Fixed Income: cash; FX: cash; and Commodities: cash, and (b) to the following instruments in the specified geographic region, which instruments and regions are also listed on Schedule 1 to the DLA under the section headed “Right to License Financial Products Under Broadened License Outside the Territory”: Equities: cash and derivatives; Fixed Income: cash and derivatives; FX: cash and derivatives; and Commodities: cash and derivatives. In the event ISE exercises its right to expand the broadened license pursuant to this Section 3.04, the terms and conditions of such license shall be governed by Sections 3.02 and 3.03(c) and (d). The amount of the fees to expand the broadened license shall be based upon the Standard Pricing Table, subject to the [***]% ISE discount. OM Technology may not decrease the amount of the percentage discount. OM Technology may only change the Standard Pricing Table once every calendar year, however, not before 1 January 2004. OM Technology shall only use reasonable and motivated changes which shall not unreasonably exceed market conditions when changing OM Technology’s standard pricing tables, however, the prices may not be increased or decreased with more than [***]% each calendar year. For clarification, the above [***] discount of the Standard Pricing Table will be

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valid from the Effective Date and until 5 years thereafter, and will only be applicable for ISE and its Affiliates and any third party in which the ISE holds [***]% or more of the equity, however, if ISE controls at least [***]% but less than [***]% of the equity or voting securities of a third-party, the discount will be linearly reduced. For example, if ISE controls [***]% of a third-party, the discount will be calculated to [***]% ([***]% * [***]%= [***]%). Control of less than [***]% will not qualify ISE for any discount.

ARTICLE IV

Future Enhancements and Addition to DLA

4.01 Future Enhancements. [***]

(d) Future enhancements are non-exclusive and the exclusivity provisions set forth in Articles 5.22-5.23 of the DLA do not apply.

4.02 Patents and Copyrights. The DLA will be amended by the following new Section 9.6 to be inserted in its entirety.

[***]

ARTICLE V

Miscellaneous

5.01 No Other Changes. Other than the amendments expressly set forth herein, all other provisions of the DA or the SA shall remain unmodified and shall continue to be valid and fully binding and enforceable as they exist as of the date hereof.

5.02 Governing Law and Arbitration. This Amendment Agreement shall be governed by the terms and conditions set forth in Article 22 of the DLA.

5.03 Counterparts. This Amendment Agreement may be signed in two or more identical counterparts, each of which shall be treated as an original but all of which, when taken together, shall constitute one and the same instrument.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions. Please note that in Section 4.01 Future Enhancements, approximately two pages have been omitted.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the opening of business on the day and year first above written.

STOCKHOLM, August 10, 2003	New York – August 7, 2003
Place and date	Place and date

OM Technology AB	International Securities Exchange, Inc.

/s/ Magnus Böcker	/s/ David Krell
Print Name and Title	Print Name and Title

Magnus Böcker	David Krell

President & CEO	President & CEO